Exhibit 23.2 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8 No 333-141905) pertaining to the 401(k) Savings Plan of Intel Corporation of our report dated June 10, 2021, with respect to the statement of net assets available for benefits of the Intel 401(k) Savings Plan as of December 31, 2020, and the related notes, which report appears in the Annual Report (Form 11-K) for the year ended December 31, 2021. San Jose, California June 9, 2022